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                                                                   Exhibit 10.22

                           Form of Amendment No. 1 to
                       Executive Stock Purchase Agreement

            Amendment No. 1 dated June 5, 1998 (the "Amendment") to the Executive Stock Purchase Agreement (the "Original Agreement") dated as of January 22, 1996 by and among GCIH, Inc., a Delaware corporation (the "Company"), a Gerber Childrenswear, Inc., a Delaware corporation ("GCI"), ________ (the "Executive") and Citicorp Venture Capital, Ltd., a New York corporation ("CVC"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Original Agreement.

            WHEREAS, in connection with the initial public offering of certain shares of the Company's common stock, the parties to the Original Agreement desire to amend the Original Agreement as provided herein.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. The definition of "Cause" set forth in Section 1 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

            "Cause" means: (i) the conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude; (ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a Subsidiary; (iii) an act of dishonesty resulting or intended to result, directly or indirectly, in material gain or personal enrichment to the Executive at the expense of the Company or a Subsidiary;
      (iv) any material breach of the Executive's fiduciary duties to the Company as an employee or officer; (v) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness resulting in a Disability), within a reasonable time after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or (vi) the willful failure by the Executive to comply with any other undertaking set forth in the Agreement or any willful breach by the Executive hereof that is reasonably likely to result in a material injury to the Company.

            For purposes of this definition, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based
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      upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (excluding the Executive if such Executive is a member of the Board) at a meeting of the Board (excluding the Executive if such Executive is a member of the Board) called and held for such purposes (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described.

            2. The following definition is hereby inserted in alphabetical order in Section 1 of the Original Agreement:

            "Fair Market Value" means, as of any date of determination, for each share of Executive Stock, the average of the closing per share prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked per share prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked per share prices on such day in the domestic over-the-counter market as reported by the NASDAQ National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not so listed on any securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the Fair Market Value will be determined in good faith by the Board.

            3. The introductory paragraph of Section 4 is hereby deleted in its entirety and replaced by the following:

            In the event the Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Vesting Executive Stock (whether held by the Executive or one or more of the Executive's transferees) will be subject to repurchase by the Company and CVC (or its designees) pursuant to the terms and conditions set forth in this Section 4 (the "Repurchase Option"). Notwithstanding the foregoing, after January 22, 2001, the Vesting Executive Stock will no longer be subject to repurchase by the Company and CVC (or its designees).


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            4. Section 4 of the Original Agreement is amended to replace the term "Book Value" with the term "Fair Market Value" in paragraphs (a)(i), (b), and (e) thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                        GCIH, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                        GERBER CHILDRENSWEAR, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:


                                        -----------------------------------
                                        [EXECUTIVE]

Agreed and Accepted:

CITICORP VENTURE CAPITAL, LTD.


By:
   -------------------------------
Name:
Title:


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